UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No.    )

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☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c- 5(d)(2))
☐	Definitive Information Statement

GENESIS HOLDINGS, INC.

(Name Of Registrant As Specified In Its Charter)

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BIOAUTHORIZE HOLDINGS, INC.
15849 N. 71st Street, Suite 100
Scottsdale, AZ 85254-2179

To the stockholders of BioAuthorize Holdings, Inc.,

This Information Statement is furnished by the Board of Directors of BioAuthorize Holdings, Inc., a Nevada corporation ("we," "us," "our," or the "Company"), to the holders of record at the close of business on June 17, 2010 of the outstanding shares of Common Stock, $.001 par value pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The purpose of this Information Statement is to inform our stockholders that on June 14, 2010, holders of a majority of the voting capital stock of the Company acted by written consent in lieu of a special meeting of stockholders to approve an amendment to our Articles of Incorporation to provide for a recapitalization in which the issued and outstanding shares of our Common Stock will be Reverse Split in a ratio of one-for-one hundred (1 for 100) on or about August 9, 2010 but no later than September 30, 2010, with the timing thereof to be determined by the Board of Directors in its sole discretion. This Information Statement is prepared and delivered to meet the requirements of Section 78.390 of the Nevada Revised Statutes.

The amendments to our Articles of Incorporation to effect the recapitalization will not become effective until at least 40 days after the initial mailing of the Definitive Information Statement.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2(d) promulgated under the Securities Act of 1934, as amended. This Information Statement is being mailed to you on or about July __, 2010.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE COMPANY'S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME AND TO INCREASE THE AUTHORIZED CAPITAL OF THE COMPANY. THE NUMBER OF VOTES HELD BY THE CONTROLLING STOCKHOLDERS ARE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE TRANSACTIONS.

By Order of the Board of Directors

Yada Schneider,
President and CEO
Scottsdale, Arizona
July ___, 2010

BIOAUTHORIZE HOLDINGS, INC.
15849 N. 71st Street, Suite 100
Scottsdale, AZ 85254-2179

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14c-2 THEREUNDER

BIOAUTHORIZE HOLDINGS, INC. IS NOT SOLICITING PROXIES IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF SHAREHOLDERS WITH A MAJORITY OF THE VOTING RIGHTS.  NO VOTE OR OTHER ACTION BY SHAREHOLDERS OF GENESIS HOLDINGS, INC. IS REQUIRED TO BE TAKEN IN CONNECTION WITH THIS INFORMATION STATEMENT.

This Information Statement is expected to be mailed on or about July __, 2010, to the holders of record at the close of business on June 17, 2010 of the outstanding shares of Common Stock, $.001 par value, of BioAuthorize Holdings, Inc., a Nevada corporation ("we," "us," "our," or the "Company"), to notify them about action that the holders of a majority of our outstanding voting capital stock have taken by written consent in lieu of a meeting of the stockholders.  This action was taken on June 14, 2010, in accordance with relevant sections of the Nevada Revised Statutes.  This action was taken by our majority stockholders who own in excess of the required majority of our outstanding Common Stock necessary for adoption of the actions. The amendments to our Articles of Incorporation to be made in connection with the matters subject to approval of the stockholders will not be completed until at least 40 days after deliver of this Information Statement. The Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2(d) promulgated under the Securities Exchange Act of 1934, as amended.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY'S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME AND TO INCREASE THE AUHTHORIZED CAPITAL OF THE COMPANY. THE NUMBER OF VOTES HELD BY THE CONTROLLING STOCKHOLDER IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME AND TO INCREASE THE AUHTHORIZED CAPITAL OF THE COMPANY AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.

GENERAL INFORMATION

This Information Statement is provided in connection with the amendment to our Articles of Incorporation to provide for a recapitalization in which the issued and outstanding shares of our Common Stock will be Reverse Split in a ratio of one-for-one hundred (1 for 100) (the “Reverse Split”) on or about August 9, 2010 but no later than September 30, 2010 with the timing thereof to be determined by the Board of Directors in its sole discretion (the “Amendment”).  Our board of directors has determined that the Reverse Split is in the best interests of the Company.  This Information Statement is being provided solely for information purposes and not in connection with a vote of our shareholders.

In accordance with the requirements of applicable law we are required, following the Closing, to file this Information Statement with the Securities and Exchange Commission ("SEC") and to mail this Information Statement to each registered holder of our Common Stock.

This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C and corresponding rules promulgated thereunder.

PROPOSAL TO
AMEND OUR ARTICLES OF INCORPORATION TO PROVIDE FOR A RECAPITALIZATION IN WHICH THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK ARE TO BE REVERSE SPLIT AT A RATIO OF ONE-FOR-ONE HUNDRED (1 FOR 100) ON OR ABOUT AUGUST 9, 2010 BUT NO LATER THAN SEPTEMBER 30, 2010, WITH THE TIMING THEREOF TO BE DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION.

Description of the Proposed Amendment

On June 14, 2010, the board of directors unanimously approved an amendment to the Company’s Articles of Incorporation, subject to required stockholder approval and the requirements of Regulation 14C, to provide for a recapitalization in which the issued and outstanding shares of our Common Stock are to be Reverse Split at a ratio of one for one hundred (1 for 100) on or about August 9, 2010 but no later than September 30, 2010 with the timing thereof to be determined by the Board of Directors in its sole discretion (the “Amendment”) with the Amendment to be effected upon its filing with the Secretary of State of the State of Nevada.  The full text of the proposed Amendment is set out in Appendix A to this Information Statement.  The text of the proposed Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of Nevada or as our Board of Directors deems necessary and advisable to effect the Reverse Split.

Following approval of the Amendment by our Board of Directors, action was taken on June 14, 2010 to approve the Amendment without a meeting of the stockholders by written consent signed by a majority of the voting power of the stockholders as required by Nevada law.  Therefore, the Amendment has been approved by our board of directors and shareholders but will not become effective until the Amendment is filed with the Secretary of State of the State of Nevada.  No filing of the Amendment can be made with the Secretary of State of the State of Nevada until at least 40 calendar days following the filing of this Information Statement with the SEC and the transmission of this Information Statement to all holders of record of our Common Stock as of the Record Date of June 17, 2010.

Reasons for the Reverse Split

The Board of Directors believes that the Reverse Split is in the best interests of the Company by reducing the number of shares of Common Stock available on the public market, and thereby proportionately increasing the per share price of the Company’s Common Stock.  The Board has considered certain factors including existing and expected marketability and liquidity of the Company’s Common Stock, prevailing market conditions and the likely effect on the market price of the Company’s Common Stock, the recent trading history of the Common Stock, the overall market conditions at the time and other relevant factors.  Theoretically, decreasing the number of shares of Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community.  In practice, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may be adversely affecting, and may continue to adversely affect, not only the pricing of our Common Stock, but also its trading liquidity. In addition, these perceptions may affect our ability to raise additional capital through the sale of stock or the cost of debt we may incur. Upon approval of and filing of the Amendment with the Nevada Secretary of State, we will have 505,040 shares of our Common Stock outstanding as of the date of this proxy statement.  The Reverse Split will also make available a substantial number of additional authorized, but unissued shares of Common Stock which we believe will provide increased flexibility in structuring possible future financing, in taking advantage of future business opportunities such as acquisitions, and in meeting corporate needs as they arise, all without the delay and expense of calling a meeting of our stockholders to authorize an increase in authorized capital.  The Company’s Common Stock may then be more appealing to institutional investors and institutional funds.

We hope that the decrease in the number of shares outstanding of our Common Stock resulting from the Reverse Split, and the anticipated increase in the price per share, will encourage greater interest in our Common Stock among members of the financial community. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the Reverse Split is effected, particularly if the price per share of the Common Stock begins a declining trend after the Reverse Split is effected.  Such a decrease in the price per share of the Common Stock will reduce the value of your holdings in the Company as you will have fewer shares as a result of the Reverse Split.

The Board of Directors believes that the share price of our Common Stock is a factor in whether our Common Stock meets investing guidelines for certain institutional investors and investment funds. Also, the Board of Directors believes that our stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of our Common Stock.

We are not aware of any present efforts by anyone to accumulate the Common Stock, and the proposed Reverse Split is not intended to be an anti-takeover device. The Board of Directors did not seek authority to implement a Reverse Split in anticipation of any future transaction or series of transactions, including any "going private" transaction, other than the implementation of its proposed business objectives regarding the marketplace of applications for handheld personal electronic devices that have been disclosed in prior public filings.

Currently, our Common Stock is listed on the FINRA OTC Pink Sheets under the symbol “BAZH”. The Company has failed to file its annual report on Form 10-K for the year ended December 31, 2009 and for the three month period ended March 31, 2010 and as a result, our Common Stock was recently removed from the OTC Bulletin Board and appeared on the Pink Sheets.  It is unknown whether we can satisfy the criteria that companies must satisfy in order for our Common Stock to be quoted on the OTC Bulletin Board.  The OTC Bulletin Board is viewed by most investors as a less desirable and less liquid marketplace. A Reverse Split may give the Company the opportunity to attempt a listing on a higher quality exchange, but there can be no assurance that the Reverse Split will help the Company achieve this desired result.

The Board has made the determination that the Reverse Split is in the Company’s and the stockholders’ best interests at that time. In connection with any determination to effect the Reverse Split, the Board, with the advice of its experts, will set the time for such a Reverse Split from on or about August 9, 2010 up to September 30, 2010.  The Board of Directors will implement the Reverse Split during this period of time.  This determination will be made by the Board with the intention to create the greatest marketability for the Company’s Common Stock based upon prevailing market conditions at that time.

There can be no assurance that the Reverse Split will achieve any of the desired results. There also can be no assurance that the price per share of the Common Stock immediately after the Reverse Split will increase proportionately with the Reverse Split, or that any increase will be sustained for any period of time. A decrease in the price per share of the Common Stock will reduce the value of your holdings in the Company as you will have fewer shares as a result of the Reverse Split.

Purpose of the Reverse Stock Split

The purpose of the Reverse Split is to increase the per share trading price of the Company’s Common Stock. The Board intends to effect the proposed Reverse Split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for the Company’s Common Stock, and only if the implementation of a Reverse Split is determined by the Board to be in the best interest of the Company and its stockholders. The Board may exercise its discretion not to implement a Reverse Split.

The Company believes that a number of institutional investors and investment funds are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By effecting a Reverse Split, the Company believes it may be able to raise its Common Stock price to a level where the Company’s Common Stock could be viewed more favorably by potential investors.

Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. A higher stock price after a Reverse Split could alleviate this concern.

The combination of lower transaction costs and increased interest from institutional investors and investment funds could have the effect of improving the trading liquidity of the Company’s Common Stock.

Certain Risk Factors Associated with the Reverse Stock Split

•
While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in any particular price for the Company’s Common Stock or result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s Common Stock may not necessarily improve.

•
There can be no assurance that the market price per new share of the Company’s Common Stock after a Reverse Split will remain unchanged or increase in proportion to the reduction in the number of shares of the Company’s Common Stock outstanding before the Reverse Split. For example, based on the closing price of the Company’s Common Stock on July 2, 2010 of $0.01 per share, if the Reverse Split was implemented and approved for a Reverse Split ratio of 1-for-100, there can be no assurance that the post-split market price of the Company’s Common Stock would be $1.00  or greater. Accordingly, the total market capitalization of the Company’s Common Stock, and the value of your holdings of our Common Stock, after the Reverse Split may be lower than the total market capitalization before the Reverse Split. Moreover, in the future, the market price of the Company’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the Reverse Split.

•
If the Reverse Split is effected and the market price of the Company’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The value of your holdings of our Common Stock would also decline in the same manner.  The market price of the Company’s Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of the Company’s Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

Impact of the Proposed Reverse Stock Split

The Reverse Split will be realized simultaneously and in the same ratio for all of the Company’s Common Stock. The Reverse Split will affect all issued and outstanding shares of the Company’s Common Stock and outstanding rights to acquire the Company’s Common Stock uniformly. It will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Split would result in any holder of the Company’s Common Stock receiving whole shares instead of fractional shares. As described below, holders of the Company’s Common Stock otherwise entitled to fractional shares as a result of the Reverse Split will receive an amount in cash in lieu of such fractional shares based upon a per share value, and that value or the method of determining that value is specified by a resolution of the Board of Directors. In addition, the Reverse Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares). After the Reverse Split, the number of authorized shares of Common Stock will be 100,000,000 shares and the number of unissued shares of Common Stock will be approximately 504,050 shares. The number of authorized but unissued shares of our Common Stock will make available a sufficient number of additional authorized but unissued shares of Common Stock for structuring possible future financings, in taking advantage of future business opportunities such as acquisitions, and in meeting corporate needs as they arise.

The principal effects of the Reverse Split will be that:

•	Each 100 shares of the Company’s Common Stock owned by a stockholder will be combined into one new share of Common Stock;

•	the number of shares of Common Stock issued and outstanding will be reduced from approximately 50,405,006 shares to approximately 504,050 shares; and

•
There are no outstanding warrants, options, restricted stock awards and restricted stock units entitling the holders to purchase shares of Common Stock so no proportionate adjustments will need to be made to the per-share exercise price of any outstanding options, restricted stock awards and restricted stock units entitling the holders to purchase shares of Common Stock as a result of the Reverse Split.

At the ratio approved, the Reverse Split will not result in some stockholders owning a single “odd lot” of less than 100 shares of Common Stock because those stockholders will receive an amount in cash in lieu of such fractional shares based upon a per share value, and that value or the method of determining that value is specified by a resolution of the Board of Directors. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Some stockholders who own more than 100 shares of Common Stock may own both round lots and odd lots.  The Board believes, however, that these potential effects are substantially outweighed by the benefits of the Reverse Split.

The Company will continue to have 10,000,000 authorized shares of Preferred Stock of which no shares are issued or outstanding.  Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. The exercise of stock options and warrants that may be granted in the future will increase the number of issued and outstanding shares of our Common Stock. In addition, if we were to issue any additional shares in connection with any future financing, acquisition or other type of transaction, the ownership interest of holders of our Common Stock will be diluted.

Board Discretion on the Timing to Implement the Reverse Stock Split

The Reverse Split will be effected, on or about August 9, 2010 but no later than September 30, 2010 with the timing thereof to be determined by the Board of Directors in its sole discretion. The Board of Directors is required to implement the reverse stock split.

Effective Date

The proposed Reverse Split of the Common Stock would become effective as of 11:59 p.m., Mountain Time, (the “Effective Date”) on the date of filing the Amendment with the office of the Nevada Secretary of State. Except as explained below with respect to fractional shares, on the Effective Date, each one hundred (100) shares of the Company’s Common Stock issued and outstanding immediately prior thereto will be converted, automatically and without any action on the part of the stockholders, into one (1) share of the Company’s Common Stock.

After the Effective Date, the Company’s Common Stock will have new committee on uniform securities identification procedures (“CUSIP”) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Date and upon payment of cash with respect to fractional shares, the Company will have fewer than 200 stockholders and upon filing the appropriate form may elect to terminate the registration of its class of Common Stock and its obligations to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.  The Company’s Common Stock will continue to be reported on the FINRA OTC Pink Sheets under the symbol “BAZH”, although FINRA will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the Reverse Split has occurred.

Fractional Shares

Stockholders will not receive fractional shares of Common Stock from the conversion of the one-for-one hundred (1 for 100) ratio following the Reverse Split. Instead, such stockholders will receive an amount in cash in lieu of such fractional shares based upon a per share value, and the method of determining that value has been specified by a resolution of the Board of Directors. The per share value for fractional shares is calculated to be the average of the closing price of the Corporation’s Common Stock for the five (5) trading days preceding the date the Amendment is filed with the Nevada Secretary of State to effect the Reverse Stock Split (the “Per Share Value”) multiplied by the number of shares held by each such stockholder immediately prior to the filing of the Amendment (the “Cash Payment”).

Effect on Registered and Beneficial Holders of Common Stock

Upon the Reverse Split, the Company intends to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding the Company’s Common Stock in “street name”.

Effect on Registered “Book-Entry” Holders of Common Stock

Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the Company’s transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Company’s Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Split shares.  If a stockholder is entitled to post-Reverse Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the Reverse Split.

Effect on Certificated Shares

Stockholders holding shares of the Company’s Common Stock in certificate form will not be required to surrender his or her certificate(s) representing shares of the Company’s Common Stock (“Old Certificates”).   As a result of the Reverse Split, our transfer agent, Island Stock Transfer, Inc., will reflect in its records the change as to the number of shares that each stockholder holds. We will deem outstanding Old Certificates held by stockholders to be canceled and only to represented the number of whole shares of Common Stock to which these stockholders are entitled following the Reverse Split.

Even though there is no mandatory surrender of share certificates, each stockholder may voluntarily elect to surrender his or her Old Certificate(s) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of Common Stock following the Reverse Split (“New Certificates”).  If a stockholder wants to make such an election to exchange Old Certificates for New Certificates, please contact Island Stock Transfer, Inc. at 727-289-0010 with regard to the process.  Each stockholder is responsible for all transfer and other fees associated with the exchange.  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with properly completed and executed documents as required by our transfer agent.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S).

Accounting Matters

The Reverse Split will not affect the par value of a share of the Company’s Common Stock. As a result, as of the Effective Date of the Reverse Split, the stated capital attributable to Common Stock on the Company’s balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per-share net income or loss and net book value of the Company’s Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

Potential Anti-Takeover Effect

The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the Reverse Split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common stock or obtain control of the Company, nor is it part of a plan by management to recommend to the Board and stockholders a series of amendments to the Company’s Articles of Incorporation, as amended. Other than the proposal for the Amendment, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Articles of Incorporation, as amended, that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.

Stockholder Approval

On June 17, 2010, the record date for determination of the stockholders entitled to receive this Information Statement, there were 50,405,006 shares of Common Stock issued and outstanding. The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our  stockholders.  Therefore, the Company needed the affirmative vote of at least a majority of the outstanding shares of our Common Stock or 25,202,504 shares to approve the Amendment.  By unanimous written consent on Jun 14, 2010, as required under Nevada law, our board of directors adopted a resolution approving the Amendment.  By written consent dated June 14, 2010, our two executive officers, Yada Schneider and Jeffrey Perry, who collectively own 32,336,888 shares, or approximately 64.15% of the issued and outstanding shares of our Common Stock, approved, adopted and ratified the Amendment.

Effective Date of the Amendment

The proposal discussed above will become effective upon filing the Amendment with the Nevada Secretary of State, which we intend to complete 40 days after this Information Statement is transmitted to our stockholders pursuant to Rule 14c-2(d).

Dissenter’s Rights

Dissenter’s rights to obtain fair value are available under Nevada law to any stockholder who before filing of the Amendment owns 1% or more of the outstanding shares of Common Stock and would receive the Cash Payment in exchange for the cancellation of such fractions of shares that would otherwise be issued in the Reverse Split.

Nevada law provides shareholders with rights to dissent from the corporate action taken regarding the Reverse Split and filing of the Amendment. This means that you are entitled to receive payment of the fair value of the fractional shares of Common Stock for which you are receiving the Cash Payment. It does not provide any dissenting stockholder the right to challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the dissenting stockholder or the company.

Fair value is the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the merger unless exclusion is inequitable.  The three traditional methods for evaluating the fair value are market value, asset value and earnings value. Each stockholder who has dissenter’s rights will receive a written notice from us no later than 10 days after the Effective Date of the Amendment to effect the Reverse Split.  That written notice will provide the following:
(i)	State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;☐
(ii)	Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;☐
(iii)
Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;☐

(iv)	Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and☐
(v)	Be accompanied by a copy of NRS Sections 92A.300 to 92A.500, inclusive.

If a stockholder who has dissenter’s rights is unwilling to accept the Cash Payment and desires to demand payment under the stockholders dissenter’s rights, the stockholder must to the following:
(i)	Demand payment;☐
(ii)	Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and☐
(iii)
Deposit his certificates, if any, in accordance with the terms of the notice.  (For fractional shares not represented by a certificate, we may restrict transfer from the date the demand for payment is received.)

Within 30 days after receipt of a demand for payment, we will pay to each dissenting stockholder who complies with the demand requirements the amount we estimate to be the fair value of the fractional shares, plus accrued interest. Our obligation may be enforced by the district court of Maricopa County, Arizona or Carson City, Nevada or at the election of any dissenting stockholder residing or having its registered office in Nevada, of the county where the dissenting stockholder resides or has its registered office. The court shall dispose of the complaint promptly.

The payment must be accompanied by:

(i)
Our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;☐

(ii)	A statement of our estimate of the fair value of the shares;☐
(iii)	An explanation of how the interest was calculated;☐
(iv)	A statement of the dissenter's rights to demand payment under Section 92A.480 of the Nevada Revised Statutes, as amended; and☐
(v)	A copy of Sections 92A.300 to 92A.500 of the Nevada Revised Statutes, as amended, inclusive.

We may elect to withhold payment from a dissenting stockholder unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.  To the extent we elect to withhold payment, after taking the proposed action, we will estimate the fair value of the fractional shares, plus accrued interest, and shall offer to pay this amount to each dissenting stockholder who agrees to accept it in full satisfaction of his demand. We will send with our offer a statement of our estimate of the fair value of the fractional shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment as set forth below.

A dissenting stockholder may notify us in writing of his own estimate of the fair value of his fractional shares and the amount of interest due, and demand payment of his estimate, less any payment we have already made as stated above, or reject the offer set forth above and demand payment of the fair value of his shares and interest due, if he believes that the amount paid as stated above or offered as set forth above is less than the fair value of his fractional shares or that the interest due is incorrectly calculated.  A dissenting stockholder waives his right to demand payment unless he notifies the subject corporation of his demand in writing within 30 days after we made or offered payment for his fractional shares.

If a demand for payment remains unsettled, we shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, we will pay each dissenting stockholder whose demand remains unsettled the amount demanded.  We will commence the proceeding in the district court of Carson City, Nevada. We will make all dissenting stockholders, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their fractional shares. All parties will be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.  The jurisdiction of the court in Carson City, Nevada is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenting stockholders are entitled to the same discovery rights as parties in other civil proceedings.  Each dissenting stockholder who is made a party to the proceeding is entitled to a judgment:

(i)	For the amount, if any, by which the court finds the fair value of his fractional shares, plus interest, exceeds the amount paid by us; or☐
(ii)	For the fair value, plus accrued interest, of his after-acquired fractional shares for which the subject corporation elected to withhold payment as set forth above.

The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against us, except that the court may assess costs against all or some of the dissenting stockholders, in amounts the court finds equitable, to the extent the court finds the dissenting stockholders acted arbitrarily, vexatiously or not in good faith in demanding payment.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(i)
Against us and in favor of all dissenting stockholders if the court finds the subject corporation did not substantially comply with the requirements of Sections 92A.300 to 92A.500 of the Nevada Revised Statutes, as amended, inclusive; or☐

(ii)
Against either us or a dissenting stockholder in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Sections 92A.300 to 92A.500 of the Nevada Revised Statutes, as amended, inclusive.

If the court finds that the services of counsel for any dissenting stockholder were of substantial benefit to other dissenting stockholders similarly situated, and that the fees for those services should not be assessed against us, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenting stockholders who were benefited.  In a proceeding commenced in district court, the court may assess the costs against us, except that the court may assess costs against all or some of the dissenting stockholders who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.  There are certain exceptions to this.

After the date of this Schedule 14C and in accordance with applicable Nevada law, we will separately deliver a written dissenter’s notice to all stockholders entitled to assert dissenter’s rights including a copy of the applicable Nevada statutory provisions regarding dissenter’s rights.

Although the nature and extent of such rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Effect on Legal Ability to Pay Dividends

The Amendment will have no material impact on the legal ability of the Company to pay dividends.

Delivery of Documents to Security Holders Sharing an Address

Only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this document was delivered. A stockholder may mail a written request to BioAuthorize Holdings, Inc., Attention: President and CEO, 15849 N. 71st Street, Suite 100, Scottsdale, AZ 85254, or call (928) 300-5965, to request:

•	A separate copy of this Information Statement;
•	A separate copy of Information Statements or Annual Reports of the Company in the future; or
•	Delivery of a single copy of Information Statements or Annual reports of the Company, if such stockholder is receiving multiple copies of these documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Information Statement on Schedule 14C to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAUTHORIZE HOLDINGS, INC.

Dated: July 6, 2010	By: /s/ Yada Schneider
Yada Schneider, President and CEO

Appendix A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
BIOAUTHORIZE HOLDINGS, INC.,

a Nevada corporation

Pursuant to Chapter 78 of the Nevada Revised Statutes of the State of Nevada, the undersigned, Yada Schneider, President and Chief Executive Officer of BioAuthorize Holdings, Inc., a corporation organized and existing under and by virtue of the laws of the State of Nevada, DOES HEREBY CERTIFY,

FIRST:  The name of the Corporation is BioAuthorize Holdings, Inc. (hereinafter the “Corporation”).

SECOND:  Pursuant to Section 78.390 of the Nevada Revised Statutes, the Board of Directors of the Corporation has duly adopted a resolution proposing and declaring advisable the amendment to the Articles of Incorporation of the Corporation, as amended, set forth in this Certificate of Amendment as follows:

RESOLVED, that Article 3 is hereby amended as follows by adding a second paragraph after the existing provisions entitled “Total shares authorized to issue”:

“Upon the effectiveness of the amendment contained in this Certificate of Amendment (the “Effective Date”) each one hundred (100) shares of Common Stock, par value $.001 per share, of this Corporation’s issued and outstanding Common Stock at the close of business on the Effective Date shall be converted into one (1) share of fully paid and nonassessable Common Stock, without change in the aggregate number of shares of Common Stock this Corporation shall be authorized to issue pursuant to this Article 3. Each stockholder who would be entitled to a fraction of a share of Common Stock as a result of the conversion (the “Share Fraction”) will not be issued a certificate for such Share Fraction (the “Qualifying Stockholders”) but in exchange for the cancellation of their Share Fraction each Qualifying Stockholder will receive only an amount in cash based upon a per share value calculated to be the average of the closing price of the Corporation’s Common Stock for the five (5) trading days preceding the Effective Date multiplied by the number of shares held by the Qualifying Stockholder immediately prior to the Effective Date.”

THIRD: Pursuant to 78.390 of the Nevada Revised Statutes, the Board of Directors has directed that the proposed Certificate of Amendment be considered by the stockholders at a special meeting of the stockholders entitled to vote on the amendment and a written consent of such action has been signed and delivered by stockholders holding at least a majority of the voting power for approval of such amendment.

FOURTH: Pursuant to Section 78.390 of the Nevada Revised Statutes, the vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the Amendment is 64.15%.

FIFTH:  Pursuant to Section 78.390 of the Nevada Revised Statutes, the percentage of outstanding shares of Common Stock affected by this Certificate of Amendment is 100% with only .01905763% of such outstanding shares being Share Fractions.

SIXTH:  This amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer of the Corporation, for purposes of amending its Articles of Incorporation pursuant to the Nevada Revised Statutes, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument this __ day of  __________, 2010.

BIOAUTHORIZE HOLDINGS, INC.

By:
Name:	Yada Schneider
Title:	President & Chief Executive Officer